                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Confidential, For Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      MPW INDUSTRIAL SERVICES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

--------------------------------------------------------------------------------

(4) Date filed:

--------------------------------------------------------------------------------

---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                           9711 LANCASTER ROAD, S.E.
                               HEBRON, OHIO 43025

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 11, 1998

                               ------------------

To the Shareholders of
MPW Industrial Services Group, Inc.:

     The Annual Meeting of Shareholders of MPW Industrial Services Group, Inc. (the "Company") will be held at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio 43215 on Wednesday, November 11, 1998, at 10:00 a.m. local time for the following purposes:

     1. To elect seven Directors to serve for the ensuing year;

     2. To consider and act upon a proposal to amend the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock that may be sold upon exercise of stock options granted under the Plan from 700,000 to 1,200,000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on September 18, 1998, will be entitled to vote at the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the Company's principal office.

                                        By Order of the Board of Directors

                                        ROBERT J. GILKER
                                        Vice President, Law and Administration
                                        and Secretary

Hebron, Ohio
September 30, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                      MPW INDUSTRIAL SERVICES GROUP, INC.
                           9711 LANCASTER ROAD, S.E.
                               HEBRON, OHIO 43025

                               ------------------

          PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 11, 1998

                               ------------------

     MPW Industrial Services Group, Inc. ("MPW" or the "Company") is mailing this Proxy Statement to the shareholders of the Company in connection with the solicitation of proxies by the Company's Board of Directors. These proxies will be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, November 11, 1998, at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio 43215 and at any adjournment thereof (the "Annual Meeting").

     If a shareholder properly executes and returns the enclosed form of proxy, it will be voted according to his or her instructions. If no instructions are given, it will be voted (i) for the election as Directors of the seven nominees named below, (ii) for the proposal to amend the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock that may be sold upon exercise of stock options granted under the Plan from 700,000 to 1,200,000, and
(iii) in the discretion of the proxies with respect to any other matter that may come before the meeting. Any shareholder may revoke a previously granted proxy by giving notice of revocation to the Company in writing or in open meeting before the proxy is exercised. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokers, nominees, fiduciaries and custodians incurred in sending proxy materials to principals and obtaining their instructions. In addition to the use of the mail, proxies may be solicited in person or by telephone or telegraph. Directors, officers and regular employees of the Company may solicit proxies without additional compensation.

     This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders on or about September 30, 1998.

                                     VOTING

     The Board of Directors has fixed the close of business on September 18, 1998, as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 10,700,201 shares of the Company's Common Stock, without par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Annual Meeting. Holders of issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.

     At the Annual Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Ohio law and the Company's Code of Regulations, properly executed proxies either marked "abstain" or held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting but will not be treated as either a vote for or a vote against any of the proposals to which such abstention or broker non-vote applies.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of September 18, 1998 by (a) each person who owns beneficially more than 5% of Common Stock of the Company to the extent known to management, (b) each Director and executive officer of the Company set forth below, and (c) all directors and executive officers, as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares that are shown as beneficially owned by them.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL      PERCENT
                     BENEFICIAL OWNER                           OWNERSHIP        OF CLASS
                     ----------------                       -----------------    --------
Monte R. Black (1)........................................      6,200,000          57.9%
Susan K. Black............................................        620,000           5.8%
Monte R. Black and Susan K. Black 1994 Irrevocable
  Trust...................................................        503,784           4.7%
Ira O. Kane (2)...........................................        518,000           4.6%
Daniel P. Buettin (3).....................................         92,500             *
Brad A. Martyn (4)........................................         24,050             *
Pete A. Klisares..........................................          1,000             *
Gerald Nilsson-Weiskott...................................          1,500             *
Robert E. Oyster..........................................          5,000             *
Timothy A. Walsh..........................................          1,500             *
Scott N. Whitlock.........................................          4,000             *
All Directors and executive officers as a group (10
  persons) (5)............................................      6,847,550          60.4%

---------------
 * less than 1%

(1) Includes (i) 620,000 shares held by Mr. Black's wife, Susan K. Black, and
    (ii) an aggregate of 503,784 shares held in trust for Mr. Black's children. Mr. Black disclaims beneficial ownership of the foregoing shares.

(2) Includes 518,000 shares subject to options to purchase Common Stock exercisable until August 1, 2006.

(3) Includes 92,500 shares subject to options to purchase Common Stock exercisable until August 1, 2006.

(4) Includes 24,050 shares subject to options to purchase Common Stock exercisable until August 1, 2006.

(5) Includes (i) 620,000 shares held by Mr. Black's wife, Susan K. Black, (ii) an aggregate of 503,784 shares held in trust for Mr. Black's children, and
    (iii) 634,550 shares subject to options to purchase Common Stock exercisable until August 1, 2006. Mr. Black disclaims beneficial ownership of the shares referred to in (i) and (ii).

                       PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     Seven Directors will be elected at the Annual Meeting. Each Director elected at the Annual Meeting will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The Company's management intends that the shares represented by the enclosed proxy will be voted, unless the shareholder executing the proxy otherwise instructs, for the election to the Board of Directors of each of the seven nominees named below.

     The Company has no reason to believe that any of such nominees will be unable, if elected, to serve as a Director. However, if such an event should occur, the Company's management intends that the shares represented by the enclosed proxy will be voted for the remainder of the nominees, and for such substitute nominee or nominees as may be selected by the Company's current Board of Directors.

     All of the nominees for Director named below are currently serving as Directors of the Company for terms expiring at the Annual Meeting. Messrs. Klisares and Nilsson-Weiskott became Directors of the Company in February 1998. Messrs. Whitlock, Oyster and Walsh became Directors in November 1995, February 1995 and September 1994, respectively. Mr. Kane took his position as a Director of the Company in March 1994 and Mr. Black has served as the Chairman of the Board of Directors since founding the Company in 1972.

     The following table sets forth information regarding those persons currently serving as directors of the Company. Certain biographical information regarding each of the Company's current directors is described below the table.

         NAME                 AGE                                POSITION
         ----                 ---                                --------
Monte R. Black                48        Chairman of the Board of Directors and Chief Executive
                                        Officer
Ira O. Kane                   51        President and Chief Operating Officer; Director
Pete A. Klisares              62        Director
Gerald Nilsson-Weiskott       49        Director
Robert E. Oyster              52        Director
Timothy A. Walsh              36        Director
Scott N. Whitlock             55        Director

     Monte R. Black originally founded the Company in 1972 and has served as Chief Executive Officer and Chairman of the Board of Directors since that time.

     Ira O. Kane has served as President, Chief Operating Officer and Director of the Company since March 1994. Prior to joining the Company, Mr. Kane served as chairman of the board of directors, senior executive vice president and director of NSC Corporation, an asbestos abatement company, and president and chief operating officer of NSC Industrial Services Corp., an industrial services company, from June 1993 until February 1994. Prior to joining NSC Corporation, Mr. Kane served as director and executive vice president of OHM Corporation, an environmental services company, from January 1984 until June 1993. Prior to joining OHM Corporation, Mr. Kane was a partner with Crabbe, Brown, Jones, Potts & Schmidt, a law firm.

     Pete A. Klisares has served as a Director of the Company since February 1998. Mr. Klisares has served as president, chief operating officer and a director of Karrington Health, Inc., a provider of assisted living facilities, since December 1997. Prior to this time, Mr. Klisares served in the following capacities with Worthington Industries, Inc., a manufacturer of processed steel and custom and cast products: (i) assistant to the chairman of the board of directors from August 1997 to December 1997 and from December 1991 to July 1993, and (ii) executive vice president from August 1993 to July 1997. Before joining Worthington Industries, Mr. Klisares served as executive director of JMAC, Inc. an investment vehicle, from May 1991 to December 1991 and as Manufacturing Vice President and General Manager of AT&T, a telecommunications firm, for more than five years prior to May 1991. Mr. Klisares also serves as a director of Worthington Industries, Dominion Homes, Inc., a residential construction firm, and Huntington National Bank, N.A., a national banking association.

     Gerald Nilsson-Weiskott has served as a Director of the Company since February 1998. Dr. Nilsson-Weiskott founded and has served as senior partner of Organizational Horizons Incorporated, a comprehensive human resource consulting firm, since 1983. Dr. Nilsson-Weiskott also served as director of marketing and development of Healthy Lifestyle Consultants, a behavioral health company, from 1979 until March 1997. Prior to this time, Dr. Nilsson-Weiskott served as the director of training of The Ohio State University Consultation and Counseling Services.

     Robert E. Oyster has served as a Director of the Company since February 1995. Mr. Oyster has served as president of Univenture, Inc., a packaging materials manufacturer, since July 1998. Prior to this time, Mr. Oyster served in the following capacities with Sun Television and Appliances, Inc., a consumer electronics retailer: (i) chairman of the board of directors and chief executive officer from June 1995 until June 1996; (ii) president and chief operating officer from November 1989 until February 1996; and (iii) chief financial officer and treasurer from June 1979 until June 1996. Prior to this time, Mr. Oyster was employed by KPMG Peat Marwick, a public accounting firm.

     Timothy A. Walsh has served as a Director of the Company since September 1994. Mr. Walsh has served as executive vice president, finance and treasurer for Farm Family Holdings, Inc., a property and casualty insurance company, since October 1996. Prior to this time, Mr. Walsh served in the following capacities with Farm Family Insurance Company, a subsidiary of Farm Family Holdings, Inc.:
(i) senior vice president, finance from March 1996 to November 1996; and (ii) director of corporate development from August 1995 to March 1996. Prior to this time, Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of the MPW Industrial Services, Inc. from April 1994 until August 1995 and as corporate controller for NSC Corporation, an asbestos abatement company, from June 1992 until April 1994. Before joining NSC Corporation, Mr. Walsh was employed by KPMG Peat Marwick, a public accounting firm.

     Scott N. Whitlock has served as a Director of the Company since November 1995. Mr. Whitlock has been of counsel with Vorys, Sater, Seymour and Pease, a law firm, since August 1995. Prior to this time, Mr. Whitlock served in the following capacities with Honda of America Mfg., Inc., an automobile manufacturer: (i) executive vice president from January 1990 to April 1995; and
(ii) senior vice president and plant manager from January 1985 to January 1990. Before joining Honda of America, Mr. Whitlock was a partner with Vorys, Sater, Seymour and Pease.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

     During the Company's fiscal year ended June 30, 1998 ("fiscal 1998"), the Board of Directors of the Company held a total of nine meetings.

     The Compensation Committee of the Board of Directors met once during fiscal 1998. Messrs. Klisares, Nilsson-Weiskott and Walsh are presently members of the Compensation Committee, the primary function of which is to review and approve salaries and other benefits for executive officers of the Company, to make recommendations to the Board of Directors with respect to the adoption of employee benefit programs and to administer the Company's stock option plans and approve awards of stock options made under the Company's 1997 Stock Option Plan.

     The Company has an Audit Committee, the primary function of which is to oversee the accounting and auditing affairs of the Company. Messrs. Oyster, Walsh and Whitlock serve as members of the Audit Committee which did not meet during fiscal 1998.

     The Company has no standing nominating committee or committee performing similar functions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The compensation discussion that follows has been prepared based on the actual plan and non-plan compensation awarded to, earned by or paid to the Company's named executive officers during the periods presented. The Company's compensation arrangements with its directors and employment contracts and several arrangements with its named executive officers are also described below.

CASH COMPENSATION TABLE

     The following table sets forth the compensation paid or payable by the Company during the fiscal years ended June 30, 1998 and 1997, to those individuals serving as the registrant's chief executive officer at any time during fiscal 1998 and certain other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION    COMPENSATION AWARDS
                                                   -------------------   ---------------------
                                                    SALARY     BONUS     SECURITIES UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR     ($)        ($)         OPTIONS(#) (1)
       ---------------------------          ----   --------   --------   ---------------------
Monte R. Black                              1998   453,097    232,600                --
Chairman of the Board of Directors          1997   453,131    100,000                --
and Chief Executive Officer
Ira O. Kane                                 1998   279,167    181,000                --
President and Chief Operating Officer       1997   200,000    175,000           518,000
Daniel P. Buettin                           1998   150,083     90,000                --
Vice President, Chief Financial Officer,    1997   110,000     55,000           148,000
and Assistant Secretary
Brad A. Martyn                              1998   109,896     42,000                --
Corporate Controller, Treasurer, and        1997    89,375     32,750            74,000
Assistant Secretary

---------------

(1) Pursuant to contractual commitments made by the Company at the time the named executive officers commenced their employment, the vesting provisions and exercise price of certain stock options are effective as of the date of the commencement of such named executive officer's employment, which preceded the date of grant of such stock options.

FISCAL 1998 AGGREGATED OPTION EXERCISES FY-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options by each of the Company's named executive officers during fiscal 1998 and fiscal year end value of unexercised options.

                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED                 IN-THE-MONEY
                         SHARES        VALUE      OPTIONS AT FISCAL YEAR-END(#)     OPTIONS AT FISCAL YEAR-END($)
                       ACQUIRED ON    REALIZED    ------------------------------    ------------------------------
        NAME           EXERCISE(#)      ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----           -----------    --------    ------------    --------------    ------------    --------------
Ira O. Kane..........      --           --          518,000               --         5,883,185              --
Daniel P. Buettin....      --           --           55,500           92,500           598,290         989,935
Brad A. Martyn.......      --           --           24,050           49,950           254,764         524,642

---------------

(1) Value is based on the June 30, 1998 closing price of $13.50 per share of the Company's common stock on the Nasdaq National Market.

DIRECTORS' COMPENSATION

     Directors who are employees of the Company do not receive compensation for serving as Directors. Non-Employee Directors are paid a quarterly fee of $1,500 as well as additional fees of $1,000 for each meeting of the Board of Directors or of a committee of the Board of Directors attended by such Director. All Directors of the Company also are reimbursed for reasonable travel expenses to and from meetings of the Board of Directors and committees.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN EXECUTIVES

     Ira O. Kane entered into an employment agreement with the Company with a term extending through June 30, 1999. Mr. Kane's employment agreement provides for a minimum annual base salary of $300,000 and incentive compensation. In general, Mr. Kane's employment agreement provides that if he is terminated for any reason other than cause, he will receive a lump sum severance payment equal to the greater of (i) the remaining base salary that would have been distributed to him by the Company under the remaining term of his employment agreement or
(ii) one year's base salary, and the incentive compensation earned by Mr. Kane for the most recent fiscal year. In the event that Mr. Kane is terminated without cause following the term of his employment agreement, he will receive a severance payment of one year's base salary and the incentive compensation earned for the prior year. In addition, Mr. Kane's employment agreement provides for the continuation of certain employee benefits for the longer of the remaining term of the agreement or one year following his termination.

     Mr. Kane has agreed pursuant to his employment agreement not to compete with MPW for the longer of the term of his employment agreement or one year following the payment of the foregoing severance benefit.

     The Company has also entered into separate severance agreements (the "Severance Agreements"), which are designed to ensure the continuity of management in the event of a change in control, with Mr. Black, Mr. Kane, Mr. Buettin and Mr. Martyn. The Severance Agreements provide that following a change in control such executives will be entitled to severance compensation upon termination of employment during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death or (iii) attainment of age 65 and the occurrence of one or more certain additional events.

     Under the Severance Agreements, severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for the three calendar years immediately preceding the year in which the change in control occurs, plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation made or to be made in regard to services rendered in any fiscal year during the three fiscal years immediately preceding the year in which the change in control occurs, less the sum of (iii) any and all payments received from the Company, a successor or their affiliates following a change in control, plus (iv) any future payments to be made in accordance with any employment agreements or other contracts between the Company and such other entities. For three years following termination, the Company will arrange to provide the executives with welfare benefits substantially similar to those they were receiving or were entitled to receive immediately prior to the termination date, with such three-year period qualifying as service with the Company for the purpose of determining service credits and benefits under the Company's various retirement benefit plans.

     The Company has agreed to pay any and all legal fees incurred by these executives in connection with the interpretation, enforcement or defense of their rights under the Severance Agreements. The terms of the Severance Agreements run until the later of (i) the close of business on June 30, 2002 or
(ii) the expiration of the three-year period of severance benefit coverage. Beginning in fiscal 2003, the Severance Agreements will automatically be renewed for successive one year terms unless the Company or the executive gives notice of intent to terminate before such renewal.

     In the event of a termination of employment following a change in control, at the option of Mr. Kane, the terms of his employment agreement may govern such termination in lieu of the terms of his Severance Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Klisares, Nilsson-Weiskott and Walsh. Prior to November, 1997, the Company never had a Compensation Committee or other committee of the Board of Directors performing similar functions and decisions concerning compensation of executive officers of the Company were made by the Company's Chief Executive Officer. Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company from April 1994 until August 1995.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised of three outside Directors, none of whom is or was formerly an officer of the Company, although Mr. Walsh served as Vice President, Finance, Chief Financial Officer and Secretary of MPW Industrial Services, Inc., a subsidiary of the Company from April 1994 until August 1995. During fiscal 1998, none of the Company's executive officers served on the board of any entity of which a Committee member was an executive officer or on the compensation committee of any entity of which any Director of the Company was an executive officer.

  Role of Compensation Committee

     Prior to November 1997, the Company had no compensation committee, and decisions concerning compensation of executive officers of the Company were made by the Company's Chief Executive Officer. Following the Offering, the Committee undertook the oversight responsibility for the Company's executive compensation program.

     In general, the Company's compensation program for executive officers consists of three primary elements: a base salary, a discretionary bonus and periodic grants of stock options. The Committee believes that it is important to pay competitive salaries but also to make a high proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short-term and the long-term interests of the Company's shareholders. Therefore, the bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to the Company's performance) and stock option grants (which directly tie the executive officer's long-term remuneration to stock price appreciation realized by the Company's shareholders) are important components of the overall compensation package.

  Base Salary

     Base salary is reviewed annually and may be adjusted on individual performance and industry analysis and comparisons. To date, the Committee has not utilized compensation consultants, but it may do so in future years to assist the Committee with respect to industry analysis and comparisons. With respect to fiscal 1998, no specific weight was assigned to any of the factors mentioned above in determining 1998 base salaries for the Chief Executive Officer and the other executive officers.

     In connection with the Company's initial public offering (the "Offering"), which was consummated on December 5, 1997, the Company's Board of Directors restructured the Company's compensation arrangements with its executive officers, generally to increase the amount of base salary to levels that the board deemed to be more competitive with similarly situated companies. In addition, the Board of Directors approved an employment agreement with the President and Chief Operating Officer described under "Executive Compensation and Other Information -- Employment and Severance Agreements with Certain Executives."

---------------

* Notwithstanding anything to the contrary set forth in the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set forth under "-- Board Compensation Committee Report on Executive Compensation" and "-- Performance Graph" shall not be incorporated by reference into any such filings.

  Bonus Plan

     Bonuses are awarded at the discretion of the Committee and are targeted at a percentage of the annual base salary of each executive officer. The targeted bonus is the bonus the Company expects to award, based on the Company's achievement of certain performance objectives, which, in the case of fiscal 1998, was the achievement of certain earnings per share targets. The granted bonus may be more or less than the targeted percentage, based on the Company's performance in relation to the stated goals and the subjective determination by the Compensation Committee of the executive's performance. For fiscal 1998, each of the Company's executive officers received his full targeted bonus and the President and Chief Operating Officer received an additional amount to align his fiscal 1998 bonus with the bonus paid to him for the 1997 fiscal year and to reflect the committee's evaluation of his performance and contribution to the Company's operating results for the 1997 fiscal year.

  Stock Options

     The purpose of the Company's 1997 Stock Option Plan is to attract and retain key personnel and directors of the Company and to enhance their interest in the Company's continued success. The maximum number of the Company's Common Shares with respect to which awards may be granted under the 1997 Stock Option Plan is 700,000. The Board is proposing that the Company shareholders approve the amendment and restatement of the 1997 Stock Option Plan which would increase the number of shares of Common Stock available thereunder to 1,200,000.

     During fiscal 1998, the Company did not grant stock options to any of its executive officers.

     Mr. Monte R. Black's annual base salary for fiscal 1998 was established prior to the Offering. In determining his fiscal 1998 bonus, the Committee followed the same policies which it follows with respect to other executive officers, which are described above. The Company's fiscal 1998 financial results as well as other non-financial subjective considerations were considered, but as with other executive officers, no particular weight was given to any factor. Mr. Black was not granted any stock options during fiscal 1998.

  Section 162(m) Compliance

     Section 162(m) of the Internal Revenue Code, as in effect from time to time (the "Code") places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

                                          Submitted by the Compensation
                                          Committee
                                          of the Company

                                          TIMOTHY A. WALSH, Chairman
                                          PETE A. KLISARES
                                          GERALD NILSSON-WEISKOTT

PERFORMANCE GRAPH*

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and a peer group of companies selected by the Company consisting of companies engaged in whole or in part in the industrial cleaning and maintenance industry. These companies are: ABM Industries, Inc., C.H. Heist Corporation, Harsco Corporation, Philip Services Corp., Safety-Kleen Corp., The ServiceMaster Company and Valley Systems, Inc. (the "Peer Group").

                                                        MPW
                                                     INDUSTRIAL
               Measurement Period                     SERVICES            PEER
             (Fiscal Year Covered)                  GROUP, INC.          GROUP           S & P 500
12/2/97                                                     100.00            100.00            100.00
12/97                                                       100.00            110.14            101.72
1/98                                                         91.67             96.32            102.84
2/98                                                        108.33            100.59            110.26
3/98                                                        120.83            103.47            115.91
4/98                                                        133.33             99.82            117.07
5/98                                                        152.78            102.61            115.06
6/98                                                        150.00            113.21            119.73

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 9, 1996, MPW sold a certain real estate and a commercial building located in Chesterfield, Michigan, which currently serves as one of MPW's industrial container cleaning facilities, to the Black Family Limited Partnership, an Ohio limited partnership in which Monte R. Black serves as the sole general partner, for an aggregate consideration of $2.2 million. As part of the same transaction, the partnership and MPW entered into a long-term lease arrangement with respect to the facility for a term of ten years at an annual payment amount of approximately $421,000, payable monthly. In connection with the Offering, the Company entered into an amended lease agreement through June 30, 2004, which provides for an annual rental of $288,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     As part of an industrial revenue bond financing in 1986, Monte R. and Susan
K. Black constructed an approximately 67,000 square foot building in Hebron, Ohio, which the Company leased for a ten-year term. Annual rent payments on the building and equipment during this ten-year term were $726,000, payable monthly. In connection with the Offering, the Company entered into an amended lease agreement through June 30, 2004,

---------------

* Notwithstanding anything to the contrary set forth in the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the information set forth under "-- Board Compensation Committee Report on Executive Compensation" and "-- Performance Graph" shall not be incorporated by reference into any such filings.

which provides for an annual rental of $600,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     In 1989 the Company entered into a five-year agreement to rent certain real estate and a commercial building located in Newark, Ohio from Monte R. and Susan
K. Black. In 1993 the Company extended the lease for an additional five-year term. Annual lease payments were $46,920, payable monthly. Effective July 1, 1997, the Company entered into a lease agreement through June 30, 2004, which provides for an annual rental of $66,000, payable monthly, which the Company believes is no less favorable than it would obtain in a third party arm's-length transaction.

     The Company provides, from time to time, certain operational, administrative and financial services to Pro-Kleen Industrial Services, Inc. ("Pro-Kleen"), a portable sanitation services company wholly-owned by Monte R. Black. During fiscal 1998, such services totaled $223,000.

     In February 1998, the Company sold its corporate aircraft at a fair market value of $3.6 million to an entity controlled by Monte R. Black. The purchase price was paid by redeeming a portion of the indebtedness created by the termination, prior to the Offering, of the S Corporation status of MPW Industrial Services, Inc. ("Industrial") and distribution of accumulated undistributed earnings to the former shareholders of Industrial. At the same time, the Company entered into a five-year agreement to rent the aircraft from such entity for an annual lease payment of $360,000, payable monthly, plus applicable state and local sales taxes. This lease terminates on January 31, 2003 unless extended by the parties or unless terminated earlier by either party on no less than 120 days' prior written notice.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Nasdaq National Market. The Company assists its Directors and Executive Officers in completing and filing those reports. The Company believes that during the last completed fiscal year all filing requirements applicable to its Directors and Executive Officers were complied with except that the Initial Statement of Beneficial Ownership of Securities of each of Messrs. Black, Kane, Buettin, Martyn, Oyster, Walsh and Whitlock were not filed on the day that the Company's registration statement on Form S-1 was declared effective by the Securities and Exchange Commission, the day on which each such person became a reporting person.

           PROPOSAL 2: TO AMEND THE COMPANY'S 1997 STOCK OPTION PLAN

PROPOSED AMENDMENTS

     The Board of Directors has approved, subject to the further approval of the shareholders of the Company, an amendment of the Company's 1997 Stock Option Plan (the "1997 Plan") to increase the aggregate number of shares of Common Stock that may be sold upon exercise of stock options granted under the 1997 Plan from 700,000 to 1,200,000.

     The Company recognizes the importance of attracting and retaining outstanding individuals as officers and employees, and of stimulating the active interest of these persons in the development and financial success of the Company. The Board of Directors believes that the 1997 Plan is a significant factor in furtherance of these objectives and intends, through the 1997 Plan, to furnish incentives to officers and employees to increase the Company's profits by providing such persons with opportunities to acquire shares of the Common Stock of the Company on advantageous terms. In light of the competitive industry in which the Company participates, the Board of Directors believes the 1997 Plan is a particularly important factor in the Company's overall compensation program and in attracting and retaining officers and key employees. However, as of September 18, 1998, following the grant of 335,000 stock options to certain executive officers and other key employees of the Company, and absent approval of this Proposal, there were only 15,500 shares remaining available for issuance upon exercise of stock options granted under the 1997 Plan. The Board of Directors believes that in order to continue the effectiveness of the 1997 Plan in achieving the objectives discussed above, it would be desirable to increase to 1,200,000 the number of shares that may be issued upon the exercise of stock options granted under the 1997 Plan. The following description of the 1997 Plan is qualified in its entirety by reference to the 1997 Plan, as amended, attached hereto as Appendix 1.

     Officers and key employees of the Company and its subsidiaries are eligible to receive stock options under the 1997 Plan. The purpose of the 1997 Plan is to attract and retain outstanding individuals as officers and employees of the Company and its subsidiaries, and to furnish incentives to such persons to increase the Company's profits by providing them opportunities to acquire shares of Common Stock of the Company on advantageous terms. The 1997 Plan is administered by the Compensation Committee of the Board of Directors, consisting of Messrs. Klisares, Nilsson-Weiskott and Walsh, which determines the terms and conditions of stock options issued under the 1997 Plan, amounts of benefits granted, and the officers and key employees who shall receive them. Options granted under the 1997 Plan may be (i) options that are intended to qualify under particular provisions of the Code; (ii) options that are not intended to so qualify; or (iii) combinations of the foregoing.

     The 1997 Plan, as amended, authorizes the granting of options to purchase up to an aggregate of 1,200,000 shares of the Company's Common Stock. Option agreements evidencing the grant of options are required to specify an option price that is not less than the fair market value of shares of Common Stock of the Company on the date of grant in the case of incentive options or not less than 85% of the fair market value of Shares of Common Stock of the Company on the date of grant in the case of non-qualified options. Option agreements must also specify the methods of payment of the option price, which may be (i) in cash or check; (ii) by delivery of Common Stock of the Company already owned by the optionee having a fair value at the time of exercise equal to the total option price; or (iii) a combination of such methods of payment. Each stock option granted under the 1997 Plan, other than those granted to nonemployee directors as described below, vests as determined by the Committee. No stock option granted may be exercised more than ten years from the date of grant and the 1997 Plan does not impose a limit on the number of shares that may be optioned to a particular employee or officer. However, the Code requires that the aggregate fair market value (determined at the time the options are granted) of stock with respect to which "incentive stock options" are exercisable for the first time by any one employee during any calendar year not exceed a total of $100,000. Outstanding options are subject to adjustment in specified events, such as stock dividends, stock splits, recapitalizations and mergers, and the number of shares authorized by the 1997 Plan is subject to adjustment in those events.

     The 1997 Plan may be amended by the Board of Directors of the Company without shareholder approval; however, no such amendment may (i) increase the maximum of shares of Common Stock available under the 1997 Plan; (ii) change the eligible participants under the 1997 Plan; or (iii) cause Rule 16b-3 of the Commission (or any successor rule to the same effect) to cease to be applicable to the 1997 Plan.

     Under the 1997 Plan, each director who is not an associate of the Company or of a subsidiary will receive, on the first business day after the first annual meeting of shareholders, a grant of a non-qualified stock option to purchase 2,000 shares of Common Stock and, on the first business day after each subsequent annual meeting of shareholders, a grant of a non-qualified stock option to purchase 1,000 shares of Common Stock, in each case at an exercise price equal to the fair market value of the Common Stock on the date of grant. A director option will vest in full one year following the date of grant and will be exercisable until the earlier of (i) the tenth anniversary of the date of grant and (ii) three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director. The exercise price of the director options may be satisfied in cash or, in the discretion of the Committee, by exchanging Common Stock owned by the director, or by a combination of cash and Common Stock.

     Based on the closing price of the Company's Common Stock on the Nasdaq National Market on September 18, 1998, the market value of the shares of Common Stock underlying the additional 500,000 options being authorized hereby would be $4,250,000.

FEDERAL INCOME TAX CONSEQUENCES

     Stock options issued under the 1997 Plan may be either Non-Qualified Stock Options or Incentive Stock Options with the following Federal tax consequences.

     Non-Qualified Stock Options. A stock option not qualified under the Code (a "Non-Qualified Stock Option") generally will not result in any taxable income to the optionee at the time it is granted. In general, the holder of a Non-Qualified Stock Option will realize ordinary income, at the time of exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares (at the time of exercise) over the option price. However, the Section 16(b) Deferral described below will apply in the case of optionees who are officers of the Company.

     If the option price of a Non-Qualified Stock Option is paid for by the delivery of shares of Common Stock previously owned by the optionee, no gain or loss will be recognized to the extent that the shares received are equal in fair market value to the shares surrendered.

     Section 83 of the Code deals generally with property (including stock) received by an employee as compensation, and provides for deferral of taxation so long as the employee's rights in the property are subject to a substantial risk of forfeiture and are not transferable. Section 83 will apply so long as the sale of stock received could subject the employee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, but not longer than six months ("Section 16(b) Deferral").

     The Section 16(b) Deferral can be avoided if the officer makes an election within thirty days after the transfer of stock to him or her to have it taxed to him or her as ordinary income at its fair market value on the date of transfer less the amount, if any, paid by him or her.

     Incentive Stock Options. An incentive stock option (i.e., a stock option that is qualified under the Code (an "Incentive Stock Option")) will not result in any taxable income to the optionee when it is granted or timely exercised. To be timely exercised, an Incentive Stock Option must be exercised within three months after the optionee ceases to be an employee (within one year if the optionee is disabled) unless the optionee has died. If the optioned stock is held more than two years from the date of grant of the option and more than one year after the transfer of the stock to the optionee, the optionee will be taxed on any gain on the sale of such stock at long-term capital gains rates.

     If Common Stock acquired on the exercise of an Incentive Stock Option is sold, exchanged or otherwise disposed of before the end of the required holding periods, the optionee will in the usual case realize ordinary income at the time of disposition equal to the excess of the fair market value of the stock at the time of exercise over the option price.

     Under Section 1036 of the Code, if shares of Common Stock previously owned by the optionee are transferred in payment of the option price under an Incentive Stock Option, generally no gain or loss will be recognized on the surrender of such shares to the extent the fair market value of the shares received equals the fair market value of the shares surrendered. The shares received in such equal exchange will have the same tax basis and holding period as the shares surrendered; any additional shares received will have a zero basis and the holding period will commence on the transfer date. The spread at the time of exercise will not be subject to tax if the holding period and other requirements for an Incentive Stock Option are satisfied. However, if any shares transferred in payment of the option price under an Incentive Stock Option were previously acquired by the optionee on the exercise of an Incentive Stock Option and were held for less than the necessary holding period, Section 1036 would not be available. As a result, the optionee would realize income on the surrender of such shares in payment of the option price.

     General Matters. To the extent that an employee recognizes ordinary income in the circumstances described above, the Company would be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness and is an ordinary and necessary business expense.

     Withholding of Federal taxes at applicable rates will be required in connection with ordinary income realized by an optionee upon exercise of Non-Qualified Stock Options and disqualifying dispositions of stock acquired upon exercise of an Incentive Stock Option.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Shareholder proposals for the 1999 annual meeting of shareholders (the "1999 Annual Meeting") must be received by the Secretary of the Company by June 2, 1999, to be included in the Company's proxy statement, notice of annual meeting and proxy related to the 1999 Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for action at the forthcoming Annual Meeting. However, the proxy confers upon the persons named therein discretionary authority to act upon any other matter that may properly come before the meeting.

     THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING OTHER EXHIBITS, WITHOUT CHARGE, TO ANY PERSON UPON WRITTEN REQUEST ADDRESSED TO ROBERT J. GILKER, VICE PRESIDENT, LAW AND ADMINISTRATION AND SECRETARY, MPW INDUSTRIAL SERVICES GROUP, INC., 9711 LANCASTER ROAD, S.E., HEBRON, OHIO 43025.

                                        ROBERT J. GILKER
                                        Vice President, Law and Administration
                                        and Secretary

September 30, 1998
Hebron, Ohio

                                                                      APPENDIX 1

                      MPW INDUSTRIAL SERVICES GROUP, INC.
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN

     1. PURPOSE. The purpose of this Plan is to attract and retain directors, officers and key employees and consultants for MPW Industrial Services Group, Inc., an Ohio corporation (the "Corporation"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

     2. DEFINITIONS.  As used in this Plan,

     "BOARD" means the Board of Directors of the Corporation.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means the committee described in Section 11(a) of this Plan; provided, however, that until the Corporation shall have a class of equity securities registered pursuant to Section 12 of the Exchange Act of 1934, as amended, the "Committee" shall mean the Board, as defined herein.

     "COMMON SHARES" means (i) shares of the common stock of the Corporation, no par value, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 6 of this Plan.

     "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

     "INCENTIVE STOCK OPTIONS" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

     "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

     "MARKET VALUE PER SHARE" means, at any date, (i) the closing sales price for the Common Shares on that date, if available, or, if there are no sales on that date or if a closing sales price is not available, (ii) the average of the "bid" and "asked" prices of the Common Shares on that date, in each case as reported by the National Association of Securities Dealers Automated Quotation System or any national securities exchange on which the Common Shares are then traded, or, if (i) or (ii) are not available, the fair market value of the Common Shares as determined by the Committee from time to time.

     "NONEMPLOYEE DIRECTOR" means a member of the Board, who is not also an employee of the Company or any of its subsidiaries on the date an Option Right is granted to him or her pursuant to Section 4(b) of this Plan.

     "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

     "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

     "OPTION RIGHT" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

     "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including without limitation an officer who may also be a member of the Board, any other key employee of, or a consultant to, the Corporation or any Subsidiary, or who has agreed to commence serving in any such capacity or a Nonemployee Director receiving an Option Right pursuant to Section 4(b) hereof.

     "RELOAD OPTION RIGHTS" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(a)(iii) of this Plan.

     "RULE 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

                                                                      APPENDIX 1

     "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

     3. SHARES AVAILABLE UNDER THE PLAN.

     (a) Subject to adjustment as provided in Section 6 of this Plan, the number of Common Shares issued or transferred upon the exercise of Option Rights shall not in the aggregate exceed 1,200,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. If any award terminates, expires or is canceled with respect to any Common Shares, new awards may thereafter be granted covering such Common Shares.

     (b) Upon the full or partial payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this plan only the net number of Common Shares actually issued or transferred by the Corporation.

     4. OPTION RIGHTS.

     (a) The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (i) Each grant shall specify the number of Common Shares to which it pertains.

          (ii) Each grant shall specify an Option Price per Common Share, which in the case of Incentive Options, shall be equal to or greater than the Market Value per Share on the Date of Grant and, in the case of other options, shall not be less than eighty-five percent (85%) of the Market Value per Share on the Date of Grant.

          (iii) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (A) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (B) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (C) any other legal consideration, including, without limitation, promissory notes, that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(a)(iv) below, on such basis as the Committee may determine in accordance with this Plan and (D) any combination of the foregoing.

          (iv) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

          (v) Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(a)(iii) above.

          (vi) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

          (vii) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercisability of such rights in the event of

                                                                      APPENDIX 1

     retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

          (viii) Option Rights granted under this Plan may be (A) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (B) options that are not intended to so qualify or (C) combinations of the foregoing.

          (ix) No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

          (x) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

     (b) (i) Notwithstanding the above, each director who is a Nonemployee Director is hereby granted, effective the close of business on the first business day after (1) the date of the first annual meeting of shareholders occurring after the date of this Plan at which he or she is elected a Director, an option to purchase 2,000 Common Shares, and (2) the date of each subsequent annual meeting of shareholders at which he or she is elected a Director, an option to purchase 1,000 Common Shares.

          (ii) All options granted pursuant to this Section 2(b)(i) hereof shall be non-statutory options not intended to qualify under Section 422 of the Code and shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by such Nonemployee Director, and which agreement shall be in the form attached hereto as Exhibit A.

          (iii) The Option Price per Common Share shall be equal to 100% of the Market Value per Share as of the date such option is granted, shall be exercisable in full one year following the date of grant and shall expire ten years from the date of grant, unless terminated earlier in accordance with the stock option agreement.

     5. TRANSFERABILITY.

     (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or, other than with respect to an Incentive Stock Option, a qualified domestic relations order, as defined in the Code. Option Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

     (b) Any award made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights shall be subject to further restrictions upon transfer.

     6. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, (b) prices per share applicable to such Option Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation,
(y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of

                                                                      APPENDIX 1

all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In any case, such substitution of securities shall not require the consent of any person who is granted awards pursuant to this Plan.

     7. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     8. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     9. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     10. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     11. ADMINISTRATION OF THE PLAN.

     (a) This Plan shall be administered by the Compensation Committee of the Board appointed from time to time by the Board of Directors of the Corporation. The Committee shall be composed of not less than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

                                                                      APPENDIX 1

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     12. AMENDMENTS AND OTHER MATTERS.

     (a) This Plan may be amended from time to time by the Committee, but except as expressly authorized by this Plan no such amendment shall increase the maximum number of shares specified in Section 3(a) of this Plan (except that adjustments authorized by Section 6 of this Plan shall not be limited by this provision), or cause Rule 16b-3 to become inapplicable to this Plan, without the further approval of the shareholders of the Corporation, unless permitted by Rule 16b-3. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

     (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares that had been the subject of the prior award, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Option Rights or other awards been granted.

     (c) The Committee may, in its sole discretion, accelerate the time at which any Option Right may be exercised. The Committee also may permit Participants to elect to defer the issuance of Common Shares pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

     (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

     (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

                           MPW INDUSTRIAL SERVICES GROUP, INC.

               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 11, 1998

            The undersigned hereby appoints each of Daniel P. Buettin, Robert J. Gilker, Ira O. Kane and Brad A. Martyn as proxies with full power of substitution, and hereby authorizes each of them to present and vote, as designated on the reverse side of this card, all the shares of Common Stock, without par value, held of record on September 18, 1998 by the undersigned in MPW INDUSTRIAL SERVICES GROUP, INC., at the Annual Meeting of Shareholders to be held on November 11, 1998 and at any adjournments thereof.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, it will be voted in the manner directed on the reverse side of this card by the undersigned shareholder, if no direction is made, this proxy will be voted for Item #1 and Item #2.

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE
                                ENCLOSED PREPAID ENVELOPE.

                                                  Date: , 1998

                                                  ------------------------------

                                                  ------------------------------
                                                      Shareholder Signature
                                                  PLEASE SIGN YOUR NAME EXACTLY
                                                  AS IT APPEARS AT LEFT. IN
                                                  SIGNING AS ATTORNEY, EXECUTOR,
                                                  TRUSTEE OR GUARDIAN, PLEASE
                                                  GIVE YOUR FULL TITLE AS SUCH,
                                                  AND IF SIGNING FOR A
                                                  CORPORATION, PLEASE GIVE YOUR
                                                  TITLE. WHEN SHARES ARE IN THE
                                                  NAME OF MORE THAN ONE PERSON,

                                                  EACH SHOULD SIGN.
        P
        R
        O
        X
        Y

                           MPW INDUSTRIAL SERVICES GROUP, INC.
                                          PROXY

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1 AND #2.

          1. Election of Directors:

                      [ ]FOR all of the nominees, except vote withheld from those whose names are entered on the line below:
                         NOMINEES: Monte R. Black, Ira O. Kane, Pete A. Kilsares, Gerald Nilsson-Weiskott, Robert E.
                      Oyster, Timothy A. Walsh and Scott N. Whitlock

                      -------------------------------------------------------------------------------------------------
                        [ ]WITHHOLD authority to vote for all of the above nominees

          2. Approve amendment of the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock that may be sold upon exercise of stock options granted under the Plan from 700,000 to 1,200,000.

           [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

          3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                  BE SURE TO DATE AND SIGN THE REVERSE SIDE OF THIS CARD
                                   Proxy Card